Exhibit 99.1

NASDAQ: OMRI	OMRIX Biopharmaceuticals, Inc. 630 5th Avenue, 22nd Floor, New York, NY 10111 Main: (212) 887-6500 www.omrix.com
OMRIX Biopharmaceuticals, Inc. Appoints Joseph Akers to Board of Directors
New York, NY, October 31, 2006 — OMRIX Biopharmaceuticals, Inc. (“OMRIX” or the “Company”) (NASDAQ: OMRI), a commercial-stage biopharmaceutical company that develops and markets biosurgical and antibody-based products, announced today the appointment of Joseph Akers as a new member of the Board of Directors. Mr. Akers will serve on the Audit Committee and Chair the Compensation Committee.
Mr. Akers’ career spans over 30 years at Bayer Healthcare and its related entities. He currently serves as the President of Bayer HealthCare Pharmaceuticals, Hematology/Cardiology (formerly Biological Products), which was announced as part of Bayer’s new Pharmaceuticals Division in January 2006. He is also a member of the Pharmaceuticals Management Committee.
“I am very happy to welcome Joseph to our Board of Directors,” said Robert Taub, OMRIX’s President and Chief Executive Officer. “His experience at Bayer, a leading pharmaceutical company, in developing, manufacturing, and commercializing proteins, both plasma and recombinant, will assist OMRIX in navigating its continued growth, development and expanding operations in the coming years.”
“I am pleased to join OMRIX’s Board of Directors and look forward to making a positive contribution,” commented Mr. Akers. “OMRIX has achieved several important milestones in its first six months as a public entity. I believe the Company has the strong foundation of a profitable product portfolio and a rich and visible development pipeline to continue its strong growth and development.”
Mr. Akers joined Cutter Laboratories in Berkeley, Calif., in 1970, which was acquired by Bayer A.G. in 1974 and is the predecessor to Bayer’s Biological Products Division. From 1979 to 1981, Mr. Akers worked in Germany in Corporate Finance and in the Pharmaceutical Division. In 1986, he transferred to the Pharmaceuticals Business Group in West Haven, Connecticut, where he held various positions in finance and administration. He joined the Diagnostics Business Group in Tarrytown, N.Y., in 1992, where he held the positions of Senior Vice President and head of the European region and Senior Vice President, Finance, Controlling and Administration. In April 1999, he became Bayer Corporation’s Executive Vice President and Chief Administrative and Financial Officer in Pittsburgh, Pa., and also served as the President and Chief Executive Officer of Bayer Corporate and Business Services LLC.
About OMRIX Biopharmaceuticals, Inc.
OMRIX, a commercial-stage biopharmaceutical company, develops and markets innovative biosurgical and passive immunotherapy products, utilizing its proprietary protein purification technology and manufacturing know-how. As part of its business strategy, OMRIX commercializes certain of its biosurgical products through collaborations with companies whose marketing and sales expertise are a complement to OMRIX’s own areas of specialty. OMRIX’s novel and easy-to-use biological-device convergence products address unmet medical needs. For more information, please visit: www.omrix.com.
Safe Harbor Statement
This press release contains forward-looking statements. Forward-looking statements provide the company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for

NASDAQ: OMRI	OMRIX Biopharmaceuticals, Inc. 630 5th Avenue, 22nd Floor, New York, NY 10111 Main: (212) 887-6500 www.omrix.com many reasons, including the factors described in the company’s filings with the SEC, including sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Prospectus as filed with the Securities and Exchange Commission on April 21, 2006 and the company’s most recent quarterly reports on Form 10-Q and its current reports on Form 8-K. Unless required by law, the company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.
Contact:
For Investors:
Michael Burshtine
SVP, Chief Financial Officer
OMRIX Biopharmaceuticals, Inc.
(212) 887-6500
mike.burshtine@omrix.com
Francesca M. DeMartino
Director, Investor Relations
OMRIX Biopharmaceuticals, Inc.
(212) 887-6500
francesca.demartino@omrix.com
For Media:
Francesca T. DeVellis
Feinstein and Kean Healthcare
(617) 577-8110
francesca.devellis@fkhealth.com